UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 13, 2020 (August 12, 2020)

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER TECHNOLOGIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware

(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273	51-0263969
(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

6901 Professional Pkway. East, Suite 200 Sarasota, Florida	34240
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(941) 556-2601

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, $0.01 Par Value	ROP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 12, 2020, Roper Technologies, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Purchase Agreement”) by and among the Company, Project V Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”) and Project Viking Holdings, Inc., a Delaware corporation and the parent company of Vertafore (“Viking Holdings”). Pursuant to the terms and conditions of the Purchase Agreement, on the closing date (the “Vertafore Closing Date”), Merger Sub will merge with and into Viking Holdings, with Viking Holdings continuing as the surviving corporation and as a wholly owned subsidiary of the Company (the “Vertafore Acquisition”).

The aggregate purchase price payable by the Company on the Vertafore Closing Date is approximately $5.35 billion in cash. Closing of the Vertafore Acquisition is subject to customary closing conditions, including the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

The Purchase Agreement contains customary representations, warranties and covenants of the Company, Merger Sub and Viking Holdings. From the date of the Purchase Agreement until the Vertafore Closing Date, Viking Holdings is required to conduct its business in the ordinary course consistent with past practice and to comply with certain covenants regarding the operation of its business.

The Purchase Agreement provides for certain termination rights of the Company and Viking Holdings including termination by Viking Holdings or the Company if the Closing has not been consummated on or before the date that is six months after the date of the Purchase Agreement, but only if the party terminating the Purchase Agreement (and in the case of the Company, either the Company or Merger Sub) has not materially breached the agreement and thereby prevented or frustrated the consummation of the transactions contemplated by the Purchase Agreement.

The above description of the Purchase Agreement does not purport to be complete and is included solely as a summary of the material terms of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference. The Purchase Agreement contains representations and warranties made by the parties to, and solely for the benefit of, each other. The assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure letters provided by the parties to each other in connection with the signing of the Purchase Agreement. While the Company does not believe that these disclosure letters contain information that the securities laws require the parties to publicly disclose, other than information that has already been so disclosed, they do contain information that modifies, qualifies and creates exceptions to the representations and warranties of the parties set forth in the Purchase Agreement. Investors should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the parties, because they were only made as of the date of the Purchase Agreement and are modified in important part by the underlying disclosure letters. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the parties rather than establishing matters as fact. Finally, information concerning the subject matter of the representations and warranties may have changed since the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the companies’ public disclosures.

The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 12, 2020, in connection with the execution of the Purchase Agreement, the Company entered into a commitment letter (the “Bridge Commitment Letter”) with BofA Securities, Inc., Bank of America, N.A., JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and Wells Fargo Securities, LLC pursuant to which these financial institutions have committed to provide the Company with a $2.5 billion

Tranche A senior unsecured term loan (the “2020 Tranche A term loan”) and a $1.5 billion Tranche B senior unsecured term loan (the “2020 Tranche B term loan” and, together with the 2020 Tranche A term loan, the “2020 term loans”). The proceeds of any indebtedness for borrowed money incurred by the Company or its subsidiaries on or after August 12, 2020 (subject to certain customary exceptions) will reduce the amount of the 2020 term loans that is available to be borrowed on a dollar for dollar basis. The 2020 Tranche B term loan will be permanently reduced to zero upon obtaining an amendment to the Company’s existing credit facility. The proceeds of the 2020 term loans, if any, will be available to the Company to finance a portion of the consideration payable in the Vertafore Acquisition.

The above description of the Bridge Commitment Letter does not purport to be complete and is included solely as a summary of the material terms of the Bridge Commitment Letter, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference.

Item 7.01.	Other Events.

On August 13, 2020, the Company issued a press release announcing the Company’s entry into the Purchase Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger by and among the Company, Project V Merger Sub Inc. and Project Viking Holdings, Inc., dated August 12, 2020*

10.1	Bridge Facility Commitment Letter by and among the Company, BofA Securities, Inc., Bank of America, N.A., JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and Wells Fargo Securities, LLC, dated August 12, 2020

99.1	Press Release of the Company dated August 13, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain annexes and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Roper Technologies, Inc. will furnish the omitted annexes and schedules to the Securities and Exchange Commission upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roper Technologies, Inc.
(Registrant)

BY:	/s/ Robert C. Crisci	Date: August 13, 2020
Robert C. Crisci,
Executive Vice President and Chief Financial Officer